INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2019

16% Year-over-year Growth in Recurring Revenue Underscores Early Impact of Technicolor Acquisition

WILMINGTON, DE. - May 2, 2019 - InterDigital, Inc. (NASDAQ:IDCC), a mobile technology research and development company, today announced results for the first quarter ended March 31, 2019.
First Quarter 2019 Financial Highlights

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First quarter 2019 recurring revenue was $74.2 million, a 16% increase compared to recurring revenue of $64.1 million in first quarter 2018. InterDigital recorded a $5.5 million net charge that was recorded as a contra to non-recurring revenue in first quarter 2019, driven by the restructuring of an existing license agreement with a long-term customer.

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First quarter 2019 operating expenses were $68.8 million, compared to $57.3 million in first quarter 2018. The increase in operating expenses was primarily driven by $12.1 million in costs related to the acquisition of Technicolor SA's patent licensing business and the pending acquisition of Technicolor's R&I team. Of those, $7.1 million were either transaction, integration or amortization expenses.

•	First quarter 2019 net loss[1] was $2.8 million, or $0.09 per diluted share compared to net income[1] $30.2 million, or $0.85 per diluted share, in first quarter 2018.

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From January 1, 2019 through March 31, 2019, the company repurchased 1.6 million shares of common stock under its stock repurchase program for a total cost of $109.0 million. Additionally, from April 1, 2019 through April 30, 2019, we repurchased an additional 0.3 million shares for a total cost of $21.7 million. $37.4 million remains available for repurchase subject to the increase to the buyback authorization in December 2018.

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In first quarter 2019, the company recorded $30.8 million of cash used in operating activities, compared to $0.6 million in first quarter 2018. The company used $40.8 million of free cash flow[2] in first quarter 2019, compared to $9.0 million of free cash flow used in first quarter 2018. These decreases were primarily driven by the timing of cash collections under fixed-fee agreements. Ending cash and short-term investments totaled $0.8 billion.

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In first quarter 2019, the company recognized a tax benefit of $1.8 million, for an effective tax rate of 29.9%. This is compared to a tax benefit of $4.9 million and an effective tax rate benefit of 20.6% during first quarter 2018.

“Our growth in recurring revenue as well as the start of meaningful contribution from the consumer electronics business underscores the tremendous growth potential of the new, more diversified InterDigital that we’ve built over the past year,” said William J. Merritt, President and CEO of InterDigital. “That growth, combined with the careful cost control that we continue to exhibit and that has been a hallmark of our company for many years, sets the stage for a significant increase in profitability and shareholder value.”

Conference Call Information
InterDigital will host a conference call on Thursday, May 2, 2019 at 10:00 a.m. Eastern Time to discuss its first quarter 2019 financial performance and other company matters. For a live Internet webcast of the conference call, visit www.interdigital.com and click on the link to the live webcast on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference, call (877) 260-1479 within the United States and Canada or +1 (334) 323-0522 from outside the United States and Canada. Please call by 9:50 a.m. ET on May 2nd and give the operator conference ID number 8316028.
An Internet replay of the conference call will be available on InterDigital's website in the Investors section. In addition, a telephone replay will be available from 1:00 p.m. ET May 2nd through 1:00 p.m. ET May 8th. To access the recorded replay, call +1 (888) 203-1112 or +1 (719) 457-0820 and use the replay code 8316028.
About InterDigital®
InterDigital develops mobile technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry's most critical and complex technical challenges, inventing solutions for more efficient broadband networks and a richer multimedia experience years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world's leading wireless companies. Founded in 1972, InterDigital is listed on NASDAQ and is included in the S&P MidCap 400® index.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, our belief that the acquisition of the Technicolor patent licensing business provides the company with a significant potential benefit. Words such as "believe," "anticipate," "estimate," "expect," "project," "intend," "plan," "forecast," "goal," "see," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are subject to risks and uncertainties.  Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, without limitation, those identified in this press release, as well as the following: (i) unanticipated delays, difficulties or acceleration in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with InterDigital's roadmap; (v) our ability to commercialize the company's technologies and enter into customer agreements; (vi) the failure of the markets for the company's current or new technologies and products to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of the company's technologies and products; (viii) changes in our interpretations of, and assumptions and calculations with respect to the impact on the company of, the Tax Reform Act, as well as further guidance that may be issued regarding the Tax Reform Act; (ix) difficulties or delays in integrating the Technicolor patent licensing business; (x) failure to accurately forecast the long-term value and costs of the Technicolor business or of certain assets acquired in the transaction; (xi) the resolution of current legal or regulatory proceedings, including any awards or judgments relating to such proceedings, additional legal or regulatory proceedings, changes in the schedules or costs associated with legal or regulatory proceedings or adverse rulings in such legal or regulatory proceedings; (xii) changes or inaccuracies in market projections; and (xiii) changes in the company's business strategy.

We undertake no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.
Footnotes
1    Throughout this press release, net income (loss) and diluted earnings per share ("EPS") are attributable to InterDigital, Inc. (e.g., after adjustments for noncontrolling interests), unless otherwise stated.
2    Free cash flow is a supplemental non-GAAP financial measure that InterDigital believes is helpful in evaluating the company's ability to invest in its business, make strategic acquisitions and fund share repurchases, among other things. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period. InterDigital defines “free cash flow” as net cash provided by operating activities less purchases of property and equipment, technology licenses and investments in patents. InterDigital's computation of free cash flow might not be comparable to free cash flow reported by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A detailed reconciliation of free cash flow to net cash used in operating activities, the most directly comparable GAAP financial measure, is provided at the end of this press release.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2019	2018
REVENUES:
Variable patent royalty revenue	$9,280	$6,083
Fixed-fee royalty revenue	62,873	57,671
Current patent royalties	72,153	63,754
Non-current patent royalties	(5,775)	23,344
Total patent royalties	66,378	87,098
Patent sales	225	—
Current technology solutions revenue	2,028	346
	$68,631	$87,444
OPERATING EXPENSES:
Patent administration and licensing	36,071	26,916
Development	18,495	16,174
Selling, general and administrative	14,215	14,204
	68,781	57,294
Income (loss) from operations	(150)	30,150
OTHER EXPENSE (NET)	(5,863)	(6,336)
Income (loss) before income taxes	(6,013)	23,814
INCOME TAX BENEFIT	1,799	4,915
NET INCOME (LOSS)	$(4,214)	$28,729
Net loss attributable to noncontrolling interest	(1,411)	(1,501)
NET INCOME (LOSS) ATTRIBUTABLE TO INTERDIGITAL, INC.	$(2,803)	$30,230
NET INCOME (LOSS) PER COMMON SHARE — BASIC	$(0.09)	$0.87
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	32,611	34,641
NET INCOME (LOSS) PER COMMON SHARE — DILUTED	$(0.09)	$0.85
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	32,611	35,606
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.35	$0.35

Note: Certain revisions have been made to prior period amounts.

SUMMARY CONSOLIDATED CASH FLOWS
(dollars in thousands)
(unaudited)

	FOR THE THREE MONTHS ENDED MARCH 31,
	2019	2018
Income (loss) before income taxes	$(6,013)	$23,814
Taxes paid	(3,196)	(8,053)
Non-cash expenses	25,402	18,895
Change in deferred revenue	(43,423)	(45,292)
Increase (decrease) in operating working capital, deferred charges and other	(3,551)	10,041
Capital spending and capitalized patent costs	(10,065)	(8,434)
FREE CASH FLOW	(40,846)	(9,029)

Long-term investments	—	(4,250)
Proceeds from noncontrolling interest	10,333	—
Dividends paid	(11,629)	(12,155)
Taxes withheld upon vesting of restricted stock units	(4,097)	(8,277)
Share repurchases	(108,986)	(6,024)
Net proceeds from exercise of stock options	2	—
Unrealized gain (loss) on short-term investments	2,183	(1,643)
NET DECREASE IN CASH, RESTRICTED CASH AND SHORT-TERM INVESTMENTS	$(153,040)	$(41,378)

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	MARCH 31, 2019	DECEMBER 31, 2018
ASSETS
Cash & short-term investments	$793,045	$945,780
Accounts receivable (net)	33,322	35,032
Other current assets	49,579	43,438
Property & equipment and patents (net)	457,297	464,618
Other long-term assets (net)	146,508	137,690
TOTAL ASSETS	$1,479,751	$1,626,558

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of long-term debt	$302,514	$—
Accounts payable, accrued liabilities, taxes payable & dividends payable	60,823	67,723
Current deferred revenue	84,816	111,672
Long-term deferred revenue	138,567	157,634
Long-term debt & other long-term liabilities	67,518	351,516
TOTAL LIABILITIES	654,238	688,545
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	812,806	936,729
Noncontrolling interest	12,707	1,284
TOTAL EQUITY	825,513	938,013
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,479,751	$1,626,558

Note: Certain revisions have been made to prior period amounts.

RECONCILIATION OF FREE CASH FLOW TO NET CASH
PROVIDED BY (USED IN) OPERATING ACTIVITIES

In the summary consolidated cash flows and throughout this release, the company refers to free cash flow. The table below presents a reconciliation of this non-GAAP financial measure to net cash used in operating activities, the most directly comparable GAAP financial measure.

	FOR THE THREE MONTHS ENDED MARCH 31,
	2019	2018
Net cash used in operating activities	$(30,781)	$(595)
Purchases of property, equipment, & technology licenses	(1,584)	(399)
Capitalized patent costs	(8,481)	(8,035)
Free cash flow	$(40,846)	$(9,029)

CONTACT:	InterDigital, Inc.:
Patrick Van de Wille
patrick.vandewille@interdigital.com
+1 (858) 210-4814